As filed with the Securities and Exchange Commission on May 22, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         IBEAM BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its charter)

                              --------------------

    Delaware                                                   94-3296895
(State or other           645 Almanor Avenue, Suite 100     (I.R.S. Employer
 jurisdiction of               Sunnyvale, CA 94085        Identification Number)
incorporation or
  organization)

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              --------------------

                        2000 Employee Stock Purchase Plan
                                 2000 Stock Plan
                            (Full title of the plans)
                              --------------------

                                   Geoff Ribar
                             Chief Financial Officer
                         IBEAM Broadcasting Corporation
                          645 Almanor Avenue, Suite 100
                               Sunnyvale, CA 94085
                                 (408) 523-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------

                                   Copies to:
      John F. Seegal, Esq.
      Brett E. Cooper, Esq.                                Daniel Sroka
Orrick, Herrington & Sutcliffe LLP                iBEAM Broadcasting Corporation
Old Federal Reserve Bank Building                 645 Almanor Avenue, Suite 100
       400 Sansome Street                          Sunnyvale, California 94085
 San Francisco, California 94111

                              --------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                             Proposed Maximum   Proposed Maximum
             Title of Each Class of Securities                Amount to be  Offering Price Per  Aggregate Offering     Amount of
                      to be Registered                         Registered         Share               Price        Registration Fee
====================================================================================================================================
Common Stock, $0.0001 per share par value: Available for    2,543,904 shares     $0.35(3)        $  890,366.40(1)       $222.59
issuance under the 2000 Employee Stock Purchase
Plan (1) ...............................................
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 per share par value: Available for    6,359,761 shares     $0.35(3)        $2,225,916.30(1)       $556.48
issuance under the 2000 Stock Plan  (2) ................
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                      8,903,665 shares                     $3,116,282.70(1)       $779.07
====================================================================================================================================

(1) The 2,543,904 shares issued under the 2000 Employee Stock Purchase Plan which are registered for resale pursuant to this Registration Statement are in addition to the 1,500,000 shares available for issuance under the 2000 Employee Stock Purchase Plan which were registered pursuant to iBEAM's Registration Statement on Form S-8/S-3 filed on August 11, 2000 (SEC File No. 333-43638).

(2) The 6,359,761 shares issued under the 2000 Stock Plan which are registered for resale pursuant to this Registration Statement are in addition to the 9.639,000 shares issued or available for issuance under the 2000 Stock Plan which were registered pursuant to iBEAM's Registration Statement on Form S-8/S-3 filed on August 11, 2000 (SEC File No. 333-43638) and the 3,000 shares issued under the 2000 Stock Plan which were registered pursuant to iBEAM's Registration Statement on Form S-8/S-3 filed on January 8, 2001 (SEC File No. 333-53368).

(3) Computed in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average between the high and low sales price reported on the Nasdaq National Market on May 17, 2001, which is equal to $0.35 per share.

                                EXPLANATORY NOTE

      This registration statement relates to (i) 2,543,904 shares of common stock to be issued in the future under the 2000 Employee Stock Purchase Plan and
(ii) 6,359,761 shares of common stock to be issued in the future pursuant to the exercise of options granted under the 2000 Stock Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

      The following documents and information previously filed with the Securities and Exchange Commission by the Company are hereby incorporated by reference in this Registration Statement:

      (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Exchange Act.

      (2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed pursuant to Section 13 of the Exchange Act.

      (3) The description of our common stock contained in our registration statement on Form 8-A filed May 16, 2000 pursuant to Section 12(g) of the Exchange Act and declared effective May 17, 2000.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The legality of the securities offered hereby has been passed on for the Company by Daniel M. Sroka. Mr. Sroka is Vice President and General Counsel of the Company and at May 1, 2001 beneficially owned 81,053 shares of the Company's Common Stock, which includes 12,151 shares which may be acquired within 60 days pursuant to the exercise of options.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article X of our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

      Article VI of our Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

      We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liability that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
 Number                           Description
-------    ---------------------------------------------------------------------
  5.1      Opinion of counsel as to legality of securities being registered.

 10.1*     2000 Stock Plan and forms of agreement thereunder.

 10.2**    2000 Employee Stock Purchase Plan.

 23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2      Consent of Counsel (contained in Exhibit 5.1).

 24.1      Power of Attorney (contained on page 3).

------------------------

* Incorporated by reference from Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.
** Incorporated by reference from Exhibit 10.5 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.


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

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 22nd day of May, 2001.


                                   iBEAM BROADCASTING  CORPORATION


                                   /s/ Geoff Ribar
                                   -------------------------------------------
                                   Geoff Ribar
                                   Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoff Ribar and Daniel Sroka, and each of them acting individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 22nd day of May, 2001.

             Signature                                      Title
-----------------------------------     ----------------------------------------


/s/ Peter Desnoes                       President, Chief Executive Officer and
-----------------------------------     Chairman of the Board
Peter Desnoes                           (Principal Executive Officer)


/s/ Geoff Ribar                         Vice President and Chief Financial
-----------------------------------     Officer (Chief Financial Officer)
Geoff Ribar


/s/ Barry Baker                         Director
-----------------------------------
Barry Baker


                                        Director
-----------------------------------
Frederic Seegal


/s/ Peter Wagner                        Director
-----------------------------------
Peter Wagner


/s/ Robert Wilmot                       Director
-----------------------------------
Robert Wilmot


/s/ Nicholas Balletta                   Director
-----------------------------------
Nicholas Balletta


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

                         IBEAM BROADCASTING CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

Exhibit
 Number                           Description
-------    ---------------------------------------------------------------------
  5.1      Opinion of counsel as to legality of securities being registered.

 10.1*     2000 Stock Plan and forms of agreement thereunder.

 10.2**    2000 Employee Stock Purchase Plan.

 23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2      Consent of Counsel (contained in Exhibit 5.1).

 24.1      Power of Attorney (contained on page 3).

------------------------

* Incorporated by reference from Exhibit 10.4 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.
** Incorporated by reference from Exhibit 10.5 of the Registrant's Registration Statement on Form S-1, File No. 333-95833.


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